Exhibit 99.(d)(1)(b)

SCHEDULE A

(as of April 30, 2026)

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Aerospace & Defense ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/27
Invesco AI and Next Gen Software ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27
Invesco Biotechnology & Genome ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Building & Construction ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27
Invesco BuyBack Achievers™ ETF	0.50	8/21/06	12/19/06	12/20/06	4/30/27
Invesco Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Dorsey Wright Basic Materials Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Consumer Cyclicals Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Consumer Staples Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Energy Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Financial Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Healthcare Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Industrials Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Momentum ETF	0.50	8/21/06	2/28/07	3/1/07	4/30/27
Invesco Dorsey Wright Technology Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/27
Invesco Dorsey Wright Utilities Momentum ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27
Invesco Energy Exploration & Production ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Financial Preferred ETF	0.50	8/21/06	11/30/06	12/1/06	4/30/27
Invesco Food & Beverage ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27
Invesco Global Listed Private Equity ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/27
Invesco Golden Dragon China ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco High Yield Equity Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/27
Invesco International Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Large Cap Growth ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Large Cap Value ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Leisure and Entertainment ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco MSCI Sustainable Future ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/27
Invesco Next Gen Media and Gaming ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/27
Invesco Oil & Gas Services ETF	0.50	3/22/06	7/31/06	9/18/06	4/30/27
Invesco Pharmaceuticals ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco RAFI US 1000 ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/27
Invesco RAFI US 1500 Small-Mid ETF	0.29	8/21/06	9/19/06	9/20/06	4/30/27
Invesco S&P 100 Equal Weight ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/27
Invesco S&P 500 GARP ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/27
Invesco S&P 500® Quality ETF	0.15	3/22/06	7/31/06	9/18/06	4/30/27
Invesco S&P 500 Value with Momentum ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/27
Invesco S&P Midcap Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/27
Invesco S&P Midcap Quality ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/27
Invesco S&P Midcap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/27
Invesco S&P SmallCap Momentum ETF	0.29	3/22/06	6/14/06	9/18/06	4/30/27
Invesco S&P SmallCap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/27
Invesco S&P Spin-Off ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/27
Invesco Semiconductors ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/27
Invesco Water Resources ETF	0.50	3/22/06	8/31/06	9/18/06	4/30/27
Invesco WilderHill Clean Energy ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/27
Invesco Zacks Mid-Cap ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/27
Invesco Zacks Multi-Asset Income ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/27

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Managing Director and Chief Executive Officer